EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. Contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS FOURTH QUARTER 2014 RESULTS

CHICAGO, January 29, 2015 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced 2014 fourth quarter net income available to common stockholders of $34.1 million, or $0.45 per diluted common share, compared to $4.9 million, or $0.08 per diluted common share, last quarter and $23.9 million, or $0.43 per diluted common share, in the fourth quarter a year ago.  Annual net income available to common stockholders for 2014 was $82.1 million compared to $98.5 million for 2013. Diluted earnings per common share were $1.31 for 2014 compared to $1.79 for 2013.

In commenting on the Company’s results, Mitchell Feiger, President and Chief Executive Officer of MB Financial, Inc., said, "The fourth quarter of 2014 saw the successful completion of our Taylor Capital integration and the positive effects the merger had on our results.  In addition, we saw several areas of core earnings strength, including a higher net interest margin, robust new customer activity in our commercial deposit and treasury management business, good commercial and industrial loan growth, a better balance sheet mix, and improved efficiency and credit. MB Financial is now even better positioned to provide our clients and prospects with the products, services and support they need to help their businesses grow and succeed."

Highlights Include:

Meaningful Operating Earnings Growth

•
Operating earnings, which we define as earnings excluding non-core items, increased to $39.6 million for the fourth quarter of 2014 compared to $35.7 million last quarter (+10.8%) and $24.6 million in the fourth quarter a year ago (+60.7%). Annual operating earnings increased to $120.3 million for 2014 compared to $100.8 million for 2013 (+19.4%). A table reconciling net income, as reported to operating earnings is set forth below and in the “Non-GAAP Financial Information” section.

•
Fourth quarter 2014 operating earnings growth was due to the full quarter impact of the Taylor Capital merger ("the Merger"); increases in our core net interest margin, excluding Taylor Capital loan accretion (+9 basis points); and continued growth in core non-interest income (due to both the Merger and legacy non-interest income growth). These increases were partially offset by higher legacy credit costs and lower mortgage segment profitability.

•
Merger related expenses incurred in the fourth quarter of 2014 were primarily salaries and employee benefits, computer services and telecommunication, and an impairment charge on a facility we are exiting in connection with the Merger.

•
Non-core items during the fourth quarter of 2014 included a $3.5 million gain on sale of other assets resulting from the sale of a branch property and a $3.3 million contribution to the MB Financial Charitable Foundation.

The following table presents operating earnings available to common stockholders:

				Year Ended
				December 31,
	4Q14	3Q14	4Q13	2014	2013
(Dollars in thousands, except per share data)
Net income, as reported	$36,125	$6,901	$23,856	$86,101	$98,455
Less non-core items:
Net gain (loss) on investment securities	491	(3,246)	(15)	(2,525)	(1)
Net gain (loss) on sale of other assets	3,476	(7)	(323)	3,452	(323)
Gain on extinguishment of debt	—	1,895	—	1,895	—
Merger related expenses	(6,494)	(27,161)	(724)	(34,823)	(2,483)
Loss on low to moderate income real estate investment	—	—	—	(2,124)	—
Contingent consideration expense - Celtic acquisition	—	(10,600)	—	(10,600)	—
Contribution to MB Financial Charitable Foundation	(3,250)	—	—	(3,250)	—
Total non-core items	(5,777)	(39,119)	(1,062)	(47,975)	(2,807)
Income tax expense on non-core items	(2,314)	(10,295)	(281)	(13,730)	(450)
Non-core items, net of tax	(3,463)	(28,824)	(781)	(34,245)	(2,357)
Operating earnings	39,588	35,725	24,637	120,346	100,812
Dividends on preferred shares	2,000	2,000	—	4,000	—
Operating earnings available to common stockholders	$37,588	$33,725	$24,637	$116,346	$100,812
Diluted operating earnings per common share	$0.50	$0.52	$0.45	$1.86	$1.83
Weighted average common shares outstanding for diluted earnings per common share	75,130,331	64,457,978	55,237,160	62,573,406	54,993,865
Annualized operating return on average assets	1.09%	1.16%	1.02%	1.05%	1.07%

Commercial Related Loans and Non-Interest Bearing Deposits Increased

•
Total loans grew 4.7% on an annualized basis in the fourth quarter of 2014, driven by growth in commercial related loans (+8.6% annualized, including +23.4% annualized for the commercial and industrial portfolio) and partially offset by declines in consumer related credits and purchased credit-impaired loans.

•
Total low cost deposit growth in the fourth quarter was driven by strong non-interest bearing deposit growth (+32.4% annualized). As a result, our cost of funds improved to 23 basis points in the fourth quarter 2014 compared to 26 basis points in the third quarter of 2014.

Credit Quality Metrics Improved

•	Non-performing loans decreased by $13.2 million and potential problem loans increased by $4.0 million from September 30, 2014.

•	Non-performing loans to total loans improved to 0.96% at December 31, 2014 from 1.12% at September 30, 2014.

•	Our coverage ratio of allowance for loan and lease losses to non-performing loans improved to 126.34% at December 31, 2014 compared to 102.54% at September 30, 2014.

•	Legacy provision for credit losses in the fourth quarter of 2014 was $2.5 million, driven by commercial loan growth in the quarter, compared to a negative $1.6 million in the third quarter of 2014.

•
Taylor Capital related provision for credit losses was $7.3 million in fourth quarter of 2014 compared to $4.7 million in the third quarter of 2014. These credit costs are a result of Taylor Capital loan renewals and needed reserves on Taylor Capital acquired loans in excess of the purchase loan discount. As expected, these credit costs largely offset the accretion on Taylor Capital performing loans of $10.1 million in the fourth quarter and $5.8 million in the third quarter for non-purchased credit-impaired loans.

RESULTS OF OPERATIONS

Fourth Quarter and Annual Results

Net Interest Income

Net interest income and net interest margin on a fully tax equivalent basis, for the three months and year ended December 31, 2014, were significantly impacted by the Merger. Acquired assets and assumed liabilities were recorded at fair value as required by the acquisition method of accounting. Fair value adjustments (premiums or discounts) are amortized or accreted into net interest income over the remaining terms of the related interest earning assets and interest bearing liabilities. The accretion of the acquisition accounting discount on acquired loans had the most significant impact on net interest margin.

			Change from 3Q14 to 4Q14		Change from 4Q13 to 4Q14	Year Ended		Change from 2014 to 2013
						December 31,
	4Q14	3Q14		4Q13		2014	2013
(dollars in thousands)
Net interest income - fully tax equivalent	$126,057	$101,699	+24.0%	$73,918	+70.5%	$374,414	$295,045	+26.9%
Net interest margin - fully tax equivalent	4.01%	3.78%	+0.23	3.50%	+0.51	3.77%	3.59%	+0.18

Reconciliations of net interest income - fully tax equivalent and net interest margin - fully tax equivalent to net interest income, as reported and net interest margin, respectively, are set forth in the first table in the "Net Interest Margin" section.

Net interest income in the fourth quarter of 2014 included interest income of $10.9 million resulting from accretion of the acquisition accounting discount recorded on loans acquired in the Merger ($10.1 million for non-purchased credit-impaired loans and $833 thousand for purchased credit-impaired loans).

Net interest income in the third quarter of 2014 included interest income of $6.2 million resulting from the accretion of the acquisition accounting discount recorded on the loans acquired in the Merger ($5.8 million for non-purchased credit-impaired loans and $377 thousand for purchased credit-impaired loans).

Excluding acquisition accounting loan discount accretion on Taylor Capital loans, our net interest margin on a fully tax equivalent basis would have been 3.63% in the fourth quarter of 2014 compared to 3.54% in the third quarter of 2014, and 3.59% for the year ended December 31, 2014 as well as the year ended December 31, 2013. The increase in the fourth quarter of 2014 from the third quarter of 2014 was primarily due to an improved balance sheet mix with higher loan balances and lower cash balances held at the Federal Reserve Bank. Higher yields on covered loans also contributed positively to the increase in the net interest margin.

See the supplemental net interest margin tables for further detail.

Non-interest Income (in thousands):

						Year Ended
						December 31,
	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Core non-interest income:
Key fee initiatives:
Lease financing, net	$18,542	$17,719	$14,853	$13,196	$15,808	$64,310	$61,243
Mortgage banking revenue	29,080	16,823	187	59	342	46,149	1,664
Commercial deposit and treasury management fees	10,720	9,345	7,106	7,144	6,545	34,315	24,867
Trust and asset management fees	5,515	5,712	5,405	5,207	4,975	21,839	19,142
Card fees	3,900	3,836	3,304	2,701	2,838	13,741	11,013
Capital markets and international banking service fees	1,648	1,472	1,360	978	841	5,458	3,560
Total key fee initiatives	69,405	54,907	32,215	29,285	31,349	185,812	121,489

Consumer and other deposit service fees	3,335	3,362	3,156	2,935	3,481	12,788	13,968
Brokerage fees	1,350	1,145	1,356	1,325	1,227	5,176	4,907
Loan service fees	1,864	1,069	916	965	1,214	4,814	5,563
Increase in cash surrender value of life insurance	865	855	834	827	848	3,381	3,385
Other operating income	2,577	1,145	1,162	799	676	5,683	3,855
Total core non-interest income	79,396	62,483	39,639	36,136	38,795	217,654	153,167

Non-core non-interest income:
Net gain (loss) on investment securities	491	(3,246)	(87)	317	(15)	(2,525)	(1)
Net gain (loss) on sale of other assets	3,476	(7)	(24)	7	(323)	3,452	(323)
Gain on extinguishment of debt	—	1,895	—	—	—	1,895	—
Increase in market value of assets held in trust for deferred compensation (1)	315	(38)	400	152	588	829	1,551
Total non-core non-interest income	4,282	(1,396)	289	476	250	3,651	1,227

Total non-interest income	$83,678	$61,087	$39,928	$36,612	$39,045	$221,305	$154,394

(1)	Resides in other operating income in the consolidated statements of income.

Core non-interest income for the fourth quarter of 2014 increased 27.1% from the third quarter of 2014.

•	Mortgage banking revenue increased primarily as the result of having mortgage operations acquired through the Merger for a full quarter compared to 44 days in the prior quarter.

•	Commercial deposit and treasury management fees increased due to the Merger as well as organic growth.

•	Other operating income increased due to higher income recognized from our investment in Small Business Investment Companies.

Core non-interest income for the year ended December 31, 2014 increased 42.1% compared to the year ended December 31, 2013.

•	Mortgage banking revenue increased due to the mortgage operations acquired through the Merger.

•	Commercial deposit and treasury management fees increased due to new customer activity as well as the increased customer base as a result of the Merger.

•	Leasing revenues increased due to higher fees and promotional revenue from the sale of third-party equipment maintenance contracts.

•	Card fees increased due to a new payroll prepaid card program as well as higher credit card fees.

•	Trust and asset management fees increased due to the addition of new customers and the impact on asset management fees from higher equity values.

•	Capital markets and international banking services fees increased due to higher M&A advisory, syndication and interest rate swap fees.

•	Other operating income increased due to higher income recognized from our investment in Small Business Investment Companies.

•	Consumer and other deposit service fees decreased due to lower demand deposit service fees and NSF and overdraft charges.

Non-core non-interest income included a $3.5 million gain recognized on the sale of other assets resulting from the sale of a branch property in the fourth quarter of 2014. In addition, non-core non-interest income for the year ended December 31, 2014 was impacted by the net loss on investment securities and the gain on extinguishment of debt as a result of the balance sheet repositioning that occurred in the third quarter of 2014.

Non-interest Expense (in thousands):

						Year Ended
						December 31,
	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Core non-interest expense: (1)
Salaries and employee benefits	$83,242	$65,271	$46,222	$44,121	$44,929	$238,856	$176,307
Occupancy and equipment expense	13,757	11,314	9,504	9,592	9,269	44,167	36,878
Computer services and telecommunication expense	8,612	6,194	4,909	5,071	5,509	24,786	18,883
Advertising and marketing expense	2,233	1,973	2,113	1,991	2,081	8,310	8,268
Professional and legal expense	2,184	2,501	1,488	1,369	2,340	7,542	6,396
Other intangible amortization expense	1,617	1,470	1,174	1,240	1,489	5,501	6,084
Net (gain) loss recognized on other real estate owned (A)	(120)	1,348	204	122	(831)	1,554	(4,619)
Net (gain) loss recognized on other real estate owned related to FDIC transactions (A)	(27)	421	(13)	65	197	446	3,091
Other real estate expense, net (A)	433	409	337	396	175	1,575	747
Other operating expenses	18,514	13,577	11,108	9,220	10,171	52,419	38,519
Total core non-interest expense	130,445	104,478	77,046	73,187	75,329	385,156	290,554

Non-core non-interest expense: (1)
Merger related expenses (B)	6,494	27,161	488	680	724	34,823	2,483
Loss on low to moderate income real estate investment (C)	—	—	96	2,028	—	2,124	—
Contingent consideration - Celtic acquisition (C)	—	10,600	—	—	—	10,600	—
Contribution to MB Financial Charitable Foundation (C)	3,250	—	—	—	—	3,250	—
Increase in market value of assets held in trust for deferred compensation (D)	315	(38)	400	152	588	829	1,551
Total non-core non-interest expense	10,059	37,723	984	2,860	1,312	51,626	4,034

Total non-interest expense	$140,504	$142,201	$78,030	$76,047	$76,641	$436,782	$294,588

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of income as follows:  A – Net (gain) loss recognized on other real estate owned and other related expense, B – Salaries and employee benefits, occupancy and equipment expense, computer services and telecommunication expense, advertising and marketing expense, professional and legal expense and other operating expenses, C – Other operating expenses, D – Salaries and employee benefits.

Core non-interest expense increased by $26.0 million, or 24.9%, from the third quarter to the fourth quarter of 2014.

•	Salaries and employee benefits increased primarily due to increased staff from the Merger for a full quarter as well as increased performance-based commissions and incentives.

•	Occupancy and equipment expense increased due to having the additional offices acquired in the Merger for a full quarter.

•
Computer services and telecommunication expenses increased primarily due to an increase in spending on IT security, data warehouse and investments in our key fee initiatives, as well as due to the Merger.

•
Other operating expenses increased primarily due to a full quarter of mortgage operating expenses, higher travel and entertainment expenses due to increased staff, higher FDIC assessment due to a larger balance sheet resulting primarily from the Merger and higher other loan expense.

•	Core non-interest expense was also impacted by fewer losses on other real estate owned.

Core non-interest expense increased by $94.6 million, or 32.6%, from the year ended December 31, 2013 to the year ended December 31, 2014.

•	Salaries and employee benefits increased due to annual salary increases, incentive expense, health insurance and temporary staffing needs, and the increased staff from the Merger.

•
Other operating expense increased primarily as a result of an increase in filing and other loan expense, higher FDIC assessments due to our larger balance sheet, higher currency delivery expenses related to new treasury management accounts and mortgage operating expenses.

•	Occupancy and equipment expense increased due to the additional offices acquired in the Merger.

•
Computer services and telecommunication expenses increased due primarily to an increase in spending on IT security, data warehouse, investments in our key fee initiatives, as well as higher transaction volumes in the leasing, treasury management and card areas, as well as due to the Merger. The increase was also due to increased telecommunication expense related to transitioning to a new provider.

•	Core non-interest expense was also impacted by higher losses on other real estate owned.

Non-core non-interest expense in the fourth quarter of 2014 included merger related expenses as well as a contribution to the MB Financial Charitable Foundation. In addition, non-core non-interest expense for the year ended December 31, 2014 was impacted by merger related expenses as well as the contingent consideration expense related to our acquisition of Celtic Leasing Corp.

The following table presents the detail of the merger related expenses (in thousands):

						Year Ended
						December 31,
	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Merger related expenses:
Salaries and employee benefits	$1,926	$14,259	$—	$104	$—	$16,289	$—
Occupancy and equipment expense	301	428	14	—	—	743	—
Computer services and telecommunication expense	1,397	5,312	170	13	—	6,892	—
Advertising and marketing expense	84	262	108	90	4	544	4
Professional and legal expense	258	6,363	79	410	717	7,110	2,411
Facilities impairment charges	2,270	—	—	—	—	2,270
Other operating expenses	258	537	117	63	3	975	68
Total merger related expenses	$6,494	$27,161	$488	$680	$724	$34,823	$2,483

We expect to incur additional merger related expenses during the first half of 2015 primarily in occupancy and equipment expense and salaries and employee benefits expense.

Income Tax Expense

Income tax expense was $17.1 million for the fourth quarter of 2014 compared to $4.5 million for the third quarter of 2014. The increase in income tax expense is primarily due to the $41.9 million increase in income before taxes from $11.4 million in the third quarter of 2014 to $53.2 million in the fourth quarter of 2014.

Operating Segments

The Company's operations consist of three reportable operating segments: banking, leasing and mortgage banking. Our banking segment generates its revenues primarily from its lending and deposit gathering activities. Our leasing segment generates its revenues through lease originations and related services offered through the Company's leasing subsidiaries: LaSalle Systems Leasing, Inc., Celtic Leasing Corp. and Cole Taylor Equipment Finance. Our mortgage banking segment originates residential mortgage loans for sale to investors through its retail and third party origination channels. The mortgage banking segment also services residential mortgage loans owned by investors and the Company. The third quarter segment information reflects results of Taylor Capital for 44 days subsequent to the Merger date.

The following table presents summary financial information, adjusted for funds transfer pricing and internal allocations of certain expenses, for the reportable segments (in thousands):

	Banking	Leasing	Mortgage Banking	Non-core Items	Consolidated
Three months ended December 31, 2014
Net interest income	$109,148	$4,482	$6,181	$—	$119,811
Provision for credit losses	9,755	(12)	—	—	9,743
Net interest income after provision for credit losses	99,393	4,494	6,181	—	110,068
Non-interest income:
Lease financing, net	662	17,880	—	—	18,542
Mortgage origination fees	—	—	18,716	—	18,716
Mortgage servicing fees	—	—	10,364	—	10,364
Other non-interest income	32,940	(790)	(61)	3,967	36,056
Total non-interest income	33,602	17,090	29,019	3,967	83,678
Non-interest expense:
Salaries and employee benefits	53,658	8,137	21,762	1,926	85,483
Occupancy and equipment expense	11,460	817	1,480	301	14,058
Professional and legal expense	1,106	338	740	258	2,442
Other operating expenses	21,451	2,049	7,762	7,259	38,521
Total non-interest expense	87,675	11,341	31,744	9,744	140,504
Income before income taxes	45,320	10,243	3,456	(5,777)	53,242
Income tax expense	14,108	3,941	1,382	(2,314)	17,117
Net income	$31,212	$6,302	$2,074	$(3,463)	$36,125
Three months ended September 30, 2014
Net interest income	$88,793	$3,286	$3,533	$—	$95,612
Provision for credit losses	2,951	163	(5)	—	3,109
Net interest income after provision for credit losses	85,842	3,123	3,538	—	92,503
Non-interest income:
Lease financing, net	1,186	16,533	—	—	17,719
Mortgage origination fees	—	—	8,780	—	8,780
Mortgage servicing fees	—	—	8,043	—	8,043
Other non-interest income	28,137	(234)	—	(1,358)	26,545
Total non-interest income	29,323	16,299	16,823	(1,358)	61,087
Non-interest expense:
Salaries and employee benefits	47,987	6,886	10,360	14,259	79,492
Occupancy and equipment expense	9,970	689	655	428	11,742
Professional and legal expense	1,908	286	307	6,363	8,864
Other operating expenses	19,686	1,873	3,833	16,711	42,103
Total non-interest expense	79,551	9,734	15,155	37,761	142,201
Income before income taxes	35,614	9,688	5,206	(39,119)	11,389
Income tax expense	9,074	3,627	2,082	(10,295)	4,488
Net income	$26,540	$6,061	$3,124	$(28,824)	$6,901

Net income from our banking segment for the fourth quarter of 2014 increased compared to the prior quarter primarily due to the full quarter impact of the Merger. The provision for credit losses increased in the fourth quarter of 2014 compared to the prior quarter primarily due to the overall growth in MB Financial legacy loans. The provision for credit losses for MB Financial legacy loans increased by $4.1 million in the fourth quarter of 2014 compared to the third quarter of 2014.

Net income from our leasing segment for the fourth quarter of 2014 was comparable to the prior quarter. Lease financing revenues for the fourth quarter of 2014 increased compared to the prior quarter due to higher fees and promotional revenue from the sale of third-party equipment maintenance contracts which was partly offset by the increase in commission expense.

Net income from our mortgage segment for the fourth quarter of 2014 decreased compared to the prior quarter primarily due to lower servicing revenue partially offset by increased origination revenue. In third quarter of 2014, servicing revenue benefited from higher interest rates at quarter end which positively impacted the fair value of our mortgage servicing rights. Conversely, servicing revenue was hurt in the fourth quarter of 2014 due to lower interest rates during the fourth quarter which negatively impacted the fair value of the mortgage servicing rights. Origination revenue increased from the third quarter of 2014 due to increased refinance activity as a result of generally lower interest rates.

The following table presents additional information regarding the mortgage banking segment (dollars in thousands):

	4Q14	3Q14 (1)
Origination volume	$1,511,909	$724,713
Refinance	44%	35%
Purchase	56	65

Origination volume by channel:
Retail	19%	18%
Third party	81	82

Mortgage servicing book (unpaid principal balance of loans serviced for others) at period end	$22,479,008	$21,989,278
Mortgage servicing rights, recorded at fair value, at period end	235,402	241,391
Notional value of rate lock commitments, at period end	645,287	610,818

(1) For the 44 day period subsequent to the Merger.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) as of the dates indicated (dollars in thousands):

	12/31/2014		9/30/2014		6/30/2014		3/31/2014		12/31/2013
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$3,245,206	36%	$3,064,669	34%	$1,272,200	23%	$1,267,398	23%	$1,281,377	22%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,692,258	18	1,631,660	18	1,515,446	27	1,472,621	27	1,494,188	26
Commercial real estate	2,544,867	28	2,647,412	29	1,619,322	29	1,623,509	29	1,647,700	29
Construction real estate	247,068	3	222,120	3	116,996	2	132,997	2	141,253	3
Total commercial related credits	7,729,399	85	7,565,861	84	4,523,964	81	4,496,525	81	4,564,518	80
Other loans:
Residential real estate	503,287	5	516,834	6	309,234	6	309,137	5	314,440	5
Indirect vehicle	268,840	3	273,038	3	272,841	5	266,044	5	262,632	5
Home equity	251,909	3	262,977	3	245,135	4	258,120	5	268,289	5
Consumer loans	78,137	1	69,028	1	70,584	1	64,812	1	66,952	1
Total other loans	1,102,173	12	1,121,877	13	897,794	16	898,113	16	912,313	16
Gross loans excluding purchased credit impaired and covered loans	8,831,572	97	8,687,738	97	5,421,758	97	5,394,638	97	5,476,831	96
Purchased credit impaired and covered loans (1)	251,645	3	288,186	3	134,966	3	173,677	3	235,720	4
Total loans	$9,083,217	100%	$8,975,924	100%	$5,556,724	100%	$5,568,315	100%	$5,712,551	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that have been subject to loss-sharing agreements with the FDIC.

Our loan balances, excluding purchase credit impaired and covered loans, grew $143.8 million (+1.7%, or +6.6% on an annualized basis) during the fourth quarter of 2014. Much of the growth was in commercial and lease loan balances partly offset by the decrease in commercial real estate.

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale, purchased credit-impaired loans and other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Non-performing loans:
Non-accrual loans (1)	$82,733	$97,580	$108,414	$118,023	$106,115
Loans 90 days or more past due, still accruing interest	4,354	2,681	2,363	747	446
Total non-performing loans	87,087	100,261	110,777	118,770	106,561
Other real estate owned	19,198	18,817	20,306	20,928	23,289
Repossessed assets	93	126	73	772	840
Total non-performing assets	106,378	119,204	131,156	140,470	130,690
Potential problem loans (2)	55,651	51,690	63,477	68,785	79,589
Total classified assets	$162,029	$170,894	$194,633	$209,255	$210,279

Total allowance for loan losses	$110,026	$102,810	$100,910	$106,752	$111,746
Accruing restructured loans (3)	17,003	16,877	26,793	25,797	29,430
Total non-performing loans to total loans	0.96%	1.12%	1.99%	2.13%	1.87%
Total non-performing assets to total assets	0.73	0.82	1.34	1.49	1.36
Allowance for loan losses to non-performing loans	126.34	102.54	91.09	89.88	104.87

(1)
Includes $25.8 million, $22.4 million, $14.5 million, $15.6 million and $25.0 million of restructured loans on non-accrual status at December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Accruing restructured loans consist primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents non-performing loans by category (excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions and Taylor Capital merger) as of the dates indicated (in thousands):

	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Commercial and lease	$20,058	$22,985	$36,807	$42,532	$22,348
Commercial real estate	32,663	42,832	48,751	49,541	58,292
Construction real estate	337	337	337	782	475
Consumer related	34,029	34,107	24,882	25,915	25,446
Total non-performing loans	$87,087	$100,261	$110,777	$118,770	$106,561

The increase in consumer related non-performing loans in the third quarter of 2014 was primarily due to a group of restructured loans that were less than 90 days past due that were reported as non-performing.

The following table presents a summary of other real estate owned activity (excluding other real estate owned related to assets acquired in FDIC-assisted transactions) as of the dates indicated (in thousands):

	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Balance at the beginning of quarter	$18,817	$20,306	$20,928	$23,289	$31,356
Transfers in at fair value less estimated costs to sell	1,261	221	112	539	104
Acquired from business combination	—	4,720	—	—	—
Capitalized other real estate owned costs	—	—	—	—	21
Fair value adjustments	(34)	(2,083)	(286)	(140)	(176)
Net gains on sales of other real estate owned	154	735	82	18	1,007
Cash received upon disposition	(1,000)	(5,082)	(530)	(2,778)	(9,023)
Balance at the end of quarter	$19,198	$18,817	$20,306	$20,928	$23,289

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollars in thousands):

						Year Ended
						December 31,
	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Allowance for credit losses, balance at the beginning of period	$106,912	$103,905	$108,395	$113,462	$119,725	$113,462	$128,279
Allowance for unfunded credit commitments acquired through business combination	—	1,261	—	—	—	1,261	—
Utilization of allowance for unfunded credit commitments	—	(637)	—	—	—	(637)	—
Provision for credit losses - MB Financial legacy portfolio	2,472	(1,600)	(1,950)	1,150	(3,000)	72	(5,804)
Provision for credit losses - acquired Taylor Capital loan portfolio renewals	7,271	4,709	—	—	—	11,980	—
Charge-offs:
Commercial loans	197	606	446	90	676	1,339	3,706
Commercial loans collateralized by assignment of lease payments (lease loans)	546	—	40	—	—	586	—
Commercial real estate loans	1,528	1,027	1,727	7,156	2,386	11,438	7,517
Construction real estate	4	5	14	56	125	79	980
Residential real estate	280	740	433	265	722	1,718	2,796
Home equity	1,381	566	817	619	1,145	3,383	3,692
Indirect vehicle	1,189	1,043	583	920	981	3,735	2,911
Consumer loans	885	497	590	495	572	2,467	2,073
Total charge-offs	6,010	4,484	4,650	9,601	6,607	24,745	23,675
Recoveries:
Commercial loans	869	564	696	1,628	1,348	3,757	3,156
Commercial loans collateralized by assignment of lease payments (lease loans)	384	425	130	—	—	939	1,131
Commercial real estate loans	741	2,227	567	485	672	4,020	6,025
Construction real estate	51	25	77	99	789	252	1,616
Residential real estate	661	4	6	519	18	1,190	479
Home equity	176	46	127	133	152	482	594
Indirect vehicle	453	402	439	442	300	1,736	1,411
Consumer loans	77	65	68	78	65	288	250
Total recoveries	3,412	3,758	2,110	3,384	3,344	12,664	14,662
Total net charge-offs	2,598	726	2,540	6,217	3,263	12,081	9,013
Allowance for credit losses, balance at the end of the period	114,057	106,912	103,905	108,395	113,462	114,057	113,462
Allowance for unfunded credit commitments	(4,031)	(4,102)	(2,995)	(1,643)	(1,716)	(4,031)	(1,716)
Allowance for loan losses, balance at the end of the period	$110,026	$102,810	$100,910	$106,752	$111,746	$110,026	$111,746

Total loans, at end of period, excluding loans held for sale	$9,083,217	$8,975,924	$5,556,724	$5,568,315	$5,712,551	$9,083,217	$5,712,551
Average loans, excluding loans held for sale	8,978,139	7,182,084	5,516,735	5,606,877	5,572,759	6,831,183	5,605,740
Ratio of allowance for loan losses to total loans at end of period, excluding loans held for sale	1.21%	1.15%	1.82%	1.92%	1.96%	1.21%	1.96%
Net loan charge-offs to average loans, excluding loans held for sale (annualized)	0.11	0.04	0.18	0.45	0.23	0.18	0.16

The following table presents the three elements of our allowance for loan losses (dollars in thousands):

	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Commercial related loans:
General reserve	$85,087	$76,604	$70,855	$75,695	$78,270
Specific reserve	5,189	5,802	10,270	11,325	12,834
Consumer related reserve	19,750	20,404	19,785	19,732	20,642
Total allowance for loan losses	$110,026	$102,810	$100,910	$106,752	$111,746

The general reserve increased during the third and fourth quarters due to the addition of the Taylor Capital loan portfolio. Specific reserves decreased during the third quarter due to an improvement in the credit quality of impaired loans.

Although management believes that adequate loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of loan loss allowances may become necessary.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date without a carryover of the related allowance for loan losses. These acquired loans are segregated into three types: pass rated loans with no discount attributable to credit quality, non-impaired loans with a discount attributable at least in part to credit quality and impaired loans with evidence of significant credit deterioration.

•
Pass rated loans (typically performing loans) are accounted for in accordance with ASC 310-20 "Nonrefundable Fees and Other Costs" as these loans do not have evidence of credit deterioration since origination.

•	Non-impaired loans (typically performing substandard loans) are accounted for in accordance with ASC 310-30 if they display at least some level of credit deterioration since origination.

•	Impaired loans (typically substandard loans on non-accrual status) are accounted for in accordance with ASC 310-30 as they display significant credit deterioration since origination.

For pass rated loans (non-purchased credit impaired loans), the difference between the estimated fair value of the loans and the principal outstanding is accreted over the remaining life of the loans. We anticipate recording a provision for the acquired portfolio in future quarters related to renewing Taylor loans which will largely offset the accretion from the pass rated loans.

In accordance with ASC 310-30, for both purchased non-impaired loans and purchased impaired loans ("PCI loans"), the difference between contractually required payments at acquisition and the cash flows expected to be collected is referred to as the non-accretable difference. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized into interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

Changes in the acquisition accounting discount for loans acquired in the Merger were as follows for the year ended December 31, 2014 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$—	$—	$—	$—
Purchases	34,219	5,626	77,728	117,573
Charge-offs	(3,178)	—	—	(3,178)
Accretion	—	(1,137)	(15,952)	(17,089)
Balance at end of period	$31,041	$4,489	$61,776	$97,306

INVESTMENT SECURITIES

The following table sets forth, by type, the fair value and amortized cost of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain of our investment securities available for sale (in thousands):

	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$65,873	$65,829	$51,727	$51,836	$52,068
States and political subdivisions	410,854	409,033	19,498	19,350	19,143
Mortgage-backed securities	908,225	1,006,102	797,783	726,439	754,174
Corporate bonds	259,203	267,239	275,529	273,853	283,070
Equity securities	10,597	10,447	10,421	10,572	10,457
Total fair value	$1,654,752	$1,758,650	$1,154,958	$1,082,050	$1,118,912

Amortized cost
Government sponsored agencies and enterprises	$64,612	$64,809	$50,096	$50,291	$50,486
States and political subdivisions	390,076	391,900	19,228	19,285	19,398
Mortgage-backed securities	899,523	999,630	786,496	717,548	747,306
Corporate bonds	259,526	265,720	271,351	272,490	284,083
Equity securities	10,531	10,470	10,414	10,703	10,649
Total amortized cost	$1,624,268	$1,732,529	$1,137,585	$1,070,317	$1,111,922

Unrealized gain
Government sponsored agencies and enterprises	$1,261	$1,020	$1,631	$1,545	$1,582
States and political subdivisions	20,778	17,133	270	65	(255)
Mortgage-backed securities	8,702	6,472	11,287	8,891	6,868
Corporate bonds	(323)	1,519	4,178	1,363	(1,013)
Equity securities	66	(23)	7	(131)	(192)
Total unrealized gain	$30,484	$26,121	$17,373	$11,733	$6,990

Securities held to maturity, at cost:
States and political subdivisions	$752,558	$760,674	$993,937	$940,610	$932,955
Mortgage-backed securities	240,822	244,675	247,455	248,082	249,578
Total amortized cost	$993,380	$1,005,349	$1,241,392	$1,188,692	$1,182,533

Securities of states and political subdivisions with an approximate fair value of $291.2 million were transferred from held to maturity to available for sale during the third quarter of 2014.

DEPOSIT MIX

The following table shows the composition of deposits based on period end balances as of the dates indicated (dollars in thousands):

	12/31/2014		9/30/2014		6/30/2014		3/31/2014		12/31/2013
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Non-interest bearing deposits	$4,118,256	37%	$3,807,448	34%	$2,605,367	34%	$2,435,868	32%	$2,375,863	32%
Money market and NOW accounts	3,913,765	36	4,197,166	37	2,932,089	38	2,772,766	37	2,682,419	36
Savings accounts	940,345	9	931,985	8	872,324	11	865,910	12	855,394	12
Total low cost deposits	8,972,366	82	8,936,599	79	6,409,780	83	6,074,544	81	5,913,676	80
Certificates of deposit:
Certificates of deposit	1,479,928	13	1,646,000	15	1,137,262	14	1,188,896	16	1,243,433	17
Brokered deposit accounts	538,648	5	655,843	6	216,022	3	222,307	3	224,150	3
Total certificates of deposit	2,018,576	18	2,301,843	21	1,353,284	17	1,411,203	19	1,467,583	20
Total deposits	$10,990,942	100%	$11,238,442	100%	$7,763,064	100%	$7,485,747	100%	$7,381,259	100%

Non-interest bearing deposits grew by $310.8 million (+8.2%) during the fourth quarter of 2014. Total low cost deposits increased $35.8 million to $9.0 billion at December 31, 2014 compared to the prior quarter primarily due to strong noninterest bearing deposit flows. Total deposits decreased during the fourth quarter of 2014 primarily due to the $283.3 million decrease in total certificates of deposit.

Shortly after the Merger, rates paid on the Taylor Capital deposit products, primarily money market and NOW accounts, were reduced to align with the Company’s current rate offerings. We expect to see a decline in balances from certain rate sensitive customers over the next few quarters.

CAPITAL

Tangible book value per common share was $15.74 at December 31, 2014 compared to $16.16 a year ago and $15.36 at September 30, 2014.

Our regulatory capital ratios remain strong. MB Financial Bank, N.A. was categorized as “well capitalized” at December 31, 2014 under the Prompt Corrective Action (“PCA”) provisions.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the Taylor Capital merger and our other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the other acquisition transactions we previously completed will not be realized; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency, the Federal Reserve Board, the Consumer Financial Protection Bureau and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the possibility that our mortgage banking business may increase volatility in our revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins; (8) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (9) fluctuations in real estate values; (10) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market-place; (11) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (12) our ability to access cost-effective funding; (13) changes in financial markets; (14) changes in economic conditions in general and in the Chicago metropolitan area in particular; (15) the costs, effects and outcomes of litigation; (16) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (17) changes in accounting principles, policies or guidelines; (18) our future acquisitions of other depository institutions or lines of business; and (19) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
ASSETS
Cash and due from banks	$256,804	$267,405	$294,475	$268,803	$205,193
Interest earning deposits with banks	55,277	179,391	466,820	244,819	268,266
Total cash and cash equivalents	312,081	446,796	761,295	513,622	473,459
Federal funds sold	—	—	10,000	7,500	42,950
Investment securities:
Securities available for sale, at fair value	1,654,752	1,758,650	1,154,958	1,082,050	1,118,912
Securities held to maturity, at amortized cost	993,380	1,005,349	1,241,392	1,188,692	1,182,533
Non-marketable securities - FHLB and FRB Stock	75,569	75,569	51,432	51,432	51,417
Total investment securities	2,723,701	2,839,568	2,447,782	2,322,174	2,352,862
Loans held for sale	737,209	553,627	1,219	802	629
Loans:
Total loans, excluding purchased credit impaired and covered loans	8,831,572	8,687,738	5,421,758	5,394,638	5,476,831
Purchased credit impaired and covered loans	251,645	288,186	134,966	173,677	235,720
Total loans	9,083,217	8,975,924	5,556,724	5,568,315	5,712,551
Less: Allowance for loan losses	110,026	102,810	100,910	106,752	111,746
Net loans	8,973,191	8,873,114	5,455,814	5,461,563	5,600,805
Lease investments, net	162,833	137,120	127,194	122,589	131,089
Premises and equipment, net	238,377	243,814	224,245	221,711	221,065
Cash surrender value of life insurance	133,562	132,697	131,842	131,008	130,181
Goodwill	711,521	711,521	423,369	423,369	423,369
Other intangibles	38,006	39,623	21,014	22,188	23,428
Mortgage servicing rights, at fair value	235,402	241,391	344	378	413
Other real estate owned, net	19,198	18,817	20,306	20,928	23,289
Other real estate owned related to FDIC transactions	19,328	22,028	15,349	22,682	20,472
Other assets	297,690	244,481	178,918	166,789	197,416
Total assets	$14,602,099	$14,504,597	$9,818,691	$9,437,303	$9,641,427
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Non-interest bearing	$4,118,256	$3,807,448	$2,605,367	$2,435,868	$2,375,863
Interest bearing	6,872,686	7,430,994	5,157,697	5,049,879	5,005,396
Total deposits	10,990,942	11,238,442	7,763,064	7,485,747	7,381,259
Short-term borrowings	931,415	667,160	229,809	189,872	493,389
Long-term borrowings	82,916	77,269	71,473	65,664	62,159
Junior subordinated notes issued to capital trusts	185,778	185,681	152,065	152,065	152,065
Accrued expenses and other liabilities	382,762	335,677	236,964	200,175	225,873
Total liabilities	12,573,813	12,504,229	8,453,375	8,093,523	8,314,745
Stockholders' Equity
Preferred stock	115,280	115,280	—	—	—
Common stock	751	751	553	553	551
Additional paid-in capital	1,267,761	1,265,050	742,824	740,245	738,053
Retained earnings	629,677	606,097	611,741	595,301	581,998
Accumulated other comprehensive income	20,356	18,431	13,034	10,362	8,383
Treasury stock	(6,974)	(6,692)	(4,295)	(4,132)	(3,747)
Controlling interest stockholders' equity	2,026,851	1,998,917	1,363,857	1,342,329	1,325,238
Noncontrolling interest	1,435	1,451	1,459	1,451	1,444
Total stockholders' equity	2,028,286	2,000,368	1,365,316	1,343,780	1,326,682
Total liabilities and stockholders' equity	$14,602,099	$14,504,597	$9,818,691	$9,437,303	$9,641,427

Certain prior period amounts on the balance sheet have been reclassified and restated to conform to current period presentation. As a result of acquisition accounting measurement period adjustments for the Taylor Capital merger, the previously reported September 30, 2014 balances for total loans, premises and equipment, mortgage servicing rights, other intangibles, other real estate owned, non-interest bearing deposits, other liabilities and additional paid in capital decreased, while other assets and goodwill increased.

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

						Year Ended
						December 31,
(Dollars in thousands, except per share data)	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Interest income:
Loans:
Taxable	$104,531	$79,902	$53,649	$53,946	$55,714	$292,028	$228,931
Nontaxable	2,203	2,265	2,256	2,298	2,339	9,022	9,611
Investment securities:
Taxable	10,651	11,028	8,794	8,146	7,334	38,619	26,084
Nontaxable	9,398	9,041	8,285	8,067	8,166	34,791	32,564
Federal funds sold	2	14	4	5	6	25	15
Other interest earning accounts	62	211	277	113	270	663	690
Total interest income	126,847	102,461	73,265	72,575	73,829	375,148	297,895
Interest expense:
Deposits	4,889	4,615	3,754	3,769	3,966	17,027	19,240
Short-term borrowings	354	231	95	100	227	780	622
Long-term borrowings and junior subordinated notes	1,793	2,003	1,344	1,378	1,373	6,518	5,697
Total interest expense	7,036	6,849	5,193	5,247	5,566	24,325	25,559
Net interest income	119,811	95,612	68,072	67,328	68,263	350,823	272,336
Provision for credit losses	9,743	3,109	(1,950)	1,150	(3,000)	12,052	(5,804)
Net interest income after provision for credit losses	110,068	92,503	70,022	66,178	71,263	338,771	278,140
Non-interest income:
Lease financing, net	18,542	17,719	14,853	13,196	15,808	64,310	61,243
Mortgage banking revenue	29,080	16,823	187	59	342	46,149	1,664
Commercial deposit and treasury management fees	10,720	9,345	7,106	7,144	6,545	34,315	24,867
Trust and asset management fees	5,515	5,712	5,405	5,207	4,975	21,839	19,142
Card fees	3,900	3,836	3,304	2,701	2,838	13,741	11,013
Capital markets and international banking service fees	1,648	1,472	1,360	978	841	5,458	3,560
Consumer and other deposit service fees	3,335	3,362	3,156	2,935	3,481	12,788	13,968
Brokerage fees	1,350	1,145	1,356	1,325	1,227	5,176	4,907
Loan service fees	1,864	1,069	916	965	1,214	4,814	5,563
Increase in cash surrender value of life insurance	865	855	834	827	848	3,381	3,385
Net gain (loss) on investment securities	491	(3,246)	(87)	317	(15)	(2,525)	(1)
Net gain (loss) on sale of other assets	3,476	(7)	(24)	7	(323)	3,452	(323)
Gain on early extinguishment of debt	—	1,895	—	—	—	1,895	—
Other operating income	2,892	1,107	1,562	951	1,264	6,512	5,406
Total non-interest income	83,678	61,087	39,928	36,612	39,045	221,305	154,394
Non-interest expense:
Salaries and employee benefits	85,483	79,492	46,622	44,377	45,517	255,974	177,858
Occupancy and equipment expense	14,058	11,742	9,518	9,592	9,269	44,910	36,878
Computer services and telecommunication expense	10,009	11,506	5,079	5,084	5,509	31,678	18,883
Advertising and marketing expense	2,317	2,235	2,221	2,081	2,085	8,854	8,272
Professional and legal expense	2,442	8,864	1,567	1,779	3,057	14,652	8,807
Other intangible amortization expense	1,617	1,470	1,174	1,240	1,489	5,501	6,084
Facilities impairment charges	2,270	—	—	—	—	2,270	—
Net loss (gain) recognized on other real estate owned and other related expense	286	2,178	528	583	(459)	3,575	(781)
Other operating expenses	22,022	24,714	11,321	11,311	10,174	69,368	38,587
Total non-interest expense	140,504	142,201	78,030	76,047	76,641	436,782	294,588
Income before income taxes	53,242	11,389	31,920	26,743	33,667	123,294	137,946
Income tax expense	17,117	4,488	8,814	6,774	9,811	37,193	39,491
Net income	36,125	6,901	23,106	19,969	23,856	86,101	98,455
Dividends on preferred shares	2,000	2,000	—	—	—	4,000	—
Net income available to common stockholders	$34,125	$4,901	$23,106	$19,969	$23,856	$82,101	$98,455

						Year Ended
						December 31,
	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Common share data:
Basic earnings per common share	$0.46	$0.08	$0.42	$0.37	$0.44	$1.32	$1.81
Diluted earnings per common share	0.45	0.08	0.42	0.36	0.43	1.31	1.79
Weighted average common shares outstanding for basic earnings per common share	74,525,990	63,972,902	54,669,868	54,639,951	54,622,584	62,012,196	54,509,612
Weighted average common shares outstanding for diluted earnings per common share	75,130,331	64,457,978	55,200,054	55,265,188	55,237,160	62,573,406	54,993,865

Selected Financial Data:
						Year Ended
						December 31,
	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Performance Ratios:
Annualized return on average assets	0.99%	0.22%	0.97%	0.86%	0.99%	0.75%	1.05%
Annualized operating return on average assets (1)	1.09	1.16	0.99	0.93	1.02	1.05	1.07
Annualized return on average common equity	7.12	1.21	6.86	6.07	7.19	5.29	7.59
Annualized operating return on average common equity (1)	7.84	8.29	6.98	6.53	7.43	7.50	7.77
Annualized cash return on average tangible common equity (2)	11.98	2.23	10.47	9.39	11.23	8.52	11.94
Annualized cash operating return on average tangible common equity (3)	13.16	13.19	10.66	10.08	11.59	11.92	12.22
Net interest rate spread	3.88	3.66	3.40	3.51	3.37	3.65	3.45
Cost of funds (4)	0.23	0.26	0.26	0.27	0.27	0.25	0.32
Efficiency ratio (5)	63.35	63.46	67.68	66.84	66.56	64.85	64.56
Annualized net non-interest expense to average assets (6)	1.39	1.35	1.55	1.58	1.50	1.45	1.44
Core non-interest income to revenues (7)	38.78	38.23	35.22	33.41	34.68	36.96	34.44
Net interest margin	3.81	3.56	3.26	3.36	3.23	3.54	3.31
Tax equivalent effect	0.20	0.22	0.27	0.28	0.27	0.23	0.28
Net interest margin - fully tax equivalent basis (8)	4.01	3.78	3.53	3.64	3.50	3.77	3.59
Loans to deposits	82.64	79.87	71.58	74.39	77.39	82.64	77.39
Asset Quality Ratios:
Non-performing loans (9) to total loans	0.96%	1.12%	1.99%	2.13%	1.87%	0.96%	1.87%
Non-performing assets (9) to total assets	0.73	0.82	1.34	1.49	1.36	0.73	1.36
Allowance for loan losses to non-performing loans (9)	126.34	102.54	91.09	89.88	104.87	126.34	104.87
Allowance for loan losses to total loans	1.21	1.15	1.82	1.92	1.96	1.21	1.96
Net loan charge-offs (recoveries) to average loans (annualized)	0.11	0.04	0.18	0.45	0.23	0.18	0.16
Capital Ratios:
Tangible equity to tangible assets (10)	9.32%	9.17%	9.89%	10.07%	9.65%	9.32%	9.65%
Tangible common equity to tangible assets(11)	8.49	8.34	9.89	10.07	9.65	8.49	9.65
Tangible common equity to risk weighted assets (12)	10.38	10.34	13.97	13.82	13.27	10.38	13.27
Total capital (to risk-weighted assets)	13.62	13.60	17.18	17.09	16.53	13.62	16.53
Tier 1 capital (to risk-weighted assets)	12.61	12.64	15.92	15.84	15.28	12.61	15.28
Tier 1 capital (to average assets)	10.47	12.29	11.61	11.65	11.22	10.47	11.22
Tier 1 common capital (to risk-weighted assets)	9.94	9.91	13.71	13.59	13.07	9.94	13.07
Book Value Per Share Data:
Book value per common share (13)	$25.58	$25.09	$24.73	$24.37	$24.14	$25.58	$24.14
Less: goodwill and other intangible assets, net of benefit, per common share	9.84	9.73	7.92	7.94	7.98	9.84	7.98
Tangible book value per common share (14)	$15.74	$15.36	$16.81	$16.43	$16.16	$15.74	$16.16

(1)
Annualized operating return on average assets is computed by dividing annualized operating earnings by average total assets. Annualized operating return on average common equity is computed by dividing annualized operating earnings by average common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(2)
Annualized cash return on average tangible equity is computed by dividing net cash flow (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return on average tangible common equity is computed by dividing annualized cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(4)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(5)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(7)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(8)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(9)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(10)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(13)	Equals total ending stockholders’ equity divided by common shares outstanding.

(14)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings, core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increase in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, and prepayment fees on interest bearing liabilities, loss on low to moderate income real estate investment, merger related expenses, contingent consideration expense - Celtic acquisition, contribution to MB Financial Charitable Foundation and increase in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to risk-weighted assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; annualized operating return on average assets, annualized operating return on average common equity, annualized cash return on average tangible common equity and annualized cash operating return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, core and non-core non-interest income and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increase in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding prepayment fees on interest bearing liabilities, loss on low to moderate income real estate investment, merger related expenses, contingent consideration expense - Celtic acquisition, contribution to MB Financial Charitable Foundation and increase in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk-weighted assets is useful for assessing our capital strength and for peer comparison purposes. The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Results of Operations—Fourth Quarter and Annual Results.”

The following table presents a reconciliation of tangible equity to equity (in thousands):

	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Stockholders' equity - as reported	$2,028,286	$2,000,368	$1,365,316	$1,343,780	$1,326,682
Less: goodwill	711,521	711,521	423,369	423,369	423,369
Less: other intangible assets, net of tax benefit	24,704	25,755	13,659	14,422	15,228
Tangible equity	$1,292,061	$1,263,092	$928,288	$905,989	$888,085

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Total assets - as reported	$14,602,099	$14,504,597	$9,818,691	$9,437,303	$9,641,427
Less: goodwill	711,521	711,521	423,369	423,369	423,369
Less: other intangible assets, net of tax benefit	24,704	25,755	13,659	14,422	15,228
Tangible assets	$13,865,874	$13,767,321	$9,381,663	$8,999,512	$9,202,830

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Common stockholders' equity - as reported	$1,913,006	$1,885,088	$1,365,316	$1,343,780	$1,326,682
Less: goodwill	711,521	711,521	423,369	423,369	423,369
Less: other intangible assets, net of tax benefit	24,704	25,755	13,659	14,422	15,228
Tangible common equity	$1,176,781	$1,147,812	$928,288	$905,989	$888,085

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

						Year Ended
						December 31,
	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Average common stockholders' equity	$1,901,830	$1,613,375	$1,351,604	$1,335,223	$1,315,804	$1,552,232	$1,297,991
Less: average goodwill	711,521	550,667	423,369	423,369	423,369	528,088	423,369
Less: average other intangible assets, net of tax benefit	25,149	19,734	13,990	14,758	15,647	18,440	17,111
Average tangible common equity	$1,165,160	$1,042,974	$914,245	$897,096	$876,788	$1,005,704	$857,511

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

						Year Ended
						December 31,
	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Net income available to common stockholders - as reported	$34,125	$4,901	$23,106	$19,969	$23,856	$82,101	$98,455
Add: other intangible amortization expense, net of tax benefit	1,051	956	763	806	968	3,576	3,955
Net cash flow available to common stockholders	$35,176	$5,857	$23,869	$20,775	$24,824	$85,677	$102,410

The following table presents a reconciliation of net income to operating earnings (in thousands):

						Year Ended
						December 31,
	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Net income - as reported	$36,125	$6,901	$23,106	$19,969	$23,856	$86,101	$98,455
Less non-core items:
Net gain (loss) on investment securities	491	(3,246)	(87)	317	(15)	(2,525)	(1)
Net gain (loss) on sale of other assets	3,476	(7)	(24)	7	(323)	3,452	(323)
Gain on extinguishment of debt	—	1,895	—	—	—	1,895	—
Merger related expenses	(6,494)	(27,161)	(488)	(680)	(724)	(34,823)	(2,483)
Loss on low to moderate income real estate investment	—	—	(96)	(2,028)	—	(2,124)	—
Contingent consideration expense - Celtic acquisition	—	(10,600)	—	—	—	(10,600)	—
Contribution to MB Financial Charitable Foundation	(3,250)	—	—	—	—	(3,250)	—
Total non-core items	(5,777)	(39,119)	(695)	(2,384)	(1,062)	(47,975)	(2,807)
Income tax expense on non-core items	(2,314)	(10,295)	(266)	(855)	(281)	(13,730)	(450)
Non-core items, net of tax	(3,463)	(28,824)	(429)	(1,529)	(781)	(34,245)	(2,357)
Operating earnings	$39,588	$35,725	$23,535	$21,498	$24,637	$120,346	$100,812

The following table presents a reconciliation of Tier 1 common capital to Tier 1 capital (in thousands):

	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Tier 1 capital - as reported	$1,430,702	$1,403,218	$1,058,504	$1,038,600	$1,022,512
Less: qualifying trust preferred securities	187,500	187,500	147,500	147,500	147,500
Less: preferred stock	115,280	115,280	—	—	—
Tier 1 common capital	$1,127,922	$1,100,438	$911,004	$891,100	$875,012

Efficiency Ratio Calculation (Dollars in Thousands)

						Year Ended
						December 31,
	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Non-interest expense	$140,504	$142,201	$78,030	$76,047	$76,641	$436,782	$294,588
Less merger related expenses	6,494	27,161	488	680	724	34,823	2,483
Less loss on low to moderate income real estate investment	—	—	96	2,028	—	2,124	—
Less contingent consideration expense - Celtic acquisition	—	10,600	—	—	—	10,600	—
Less contribution to MB Financial Charitable Foundation	3,250	—	—	—	—	3,250	—
Less increase in market value of assets held in trust for deferred compensation	315	(38)	400	152	588	829	1,551
Non-interest expense - as adjusted	$130,445	$104,478	$77,046	$73,187	$75,329	$385,156	$290,554

Net interest income	$119,811	$95,612	$68,072	$67,328	$68,263	$350,823	$272,336
Tax equivalent adjustment	6,246	6,087	5,677	5,581	5,655	23,591	22,709
Net interest income on a fully tax equivalent basis	126,057	101,699	73,749	72,909	73,918	374,414	295,045
Plus non-interest income	83,678	61,087	39,928	36,612	39,045	221,305	154,394
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	466	460	449	445	457	1,821	1,823
Less net gain (loss) on investment securities	491	(3,246)	(87)	317	(15)	(2,525)	(1)
Less net gain (loss) on sale of other assets	3,476	(7)	(24)	7	(323)	3,452	(323)
Less gain on early extinguishment of debt	—	1,895	—	—	—	1,895	—
Less increase in market value of assets held in trust for deferred compensation	315	(38)	400	152	588	829	1,551
Net interest income plus non-interest income - as adjusted	$205,919	$164,642	$113,837	$109,490	$113,170	$593,889	$450,035

Efficiency ratio	63.35%	63.46%	67.68%	66.84%	66.56%	64.85%	64.56%
Efficiency ratio (without adjustments)	69.05%	90.75%	72.25%	73.16%	71.42%	76.34%	69.03%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

						Year Ended
						December 31,
	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Non-interest expense	$140,504	$142,201	$78,030	$76,047	$76,641	$436,782	$294,588
Less merger-related expenses	6,494	27,161	488	680	724	34,823	2,483
Less loss on low to moderate income real estate investment	—	—	96	2,028	—	2,124	—
Less contingent consideration expense - Celtic acquisition	—	10,600	—	—	—	10,600	—
Less contribution to MB Financial Charitable Foundation	3,250	—	—	—	—	3,250	—
Less increase in market value of assets held in trust for deferred compensation	315	(38)	400	152	588	829	1,551
Non-interest expense - as adjusted	130,445	104,478	77,046	73,187	75,329	385,156	290,554

Non-interest income	83,678	61,087	39,928	36,612	39,045	221,305	154,394
Less net gain (loss) on investment securities	491	(3,246)	(87)	317	(15)	(2,525)	(1)
Less net gain (loss) on sale of other assets	3,476	(7)	(24)	7	(323)	3,452	(323)
Less gain on early extinguishment of debt	—	1,895	—	—	—	1,895	—
Less increase in market value of assets held in trust for deferred compensation	315	(38)	400	152	588	829	1,551
Non-interest income - as adjusted	79,396	62,483	39,639	36,136	38,795	217,654	153,167
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	466	460	449	445	457	1,821	1,823
Net non-interest expense	$50,583	$41,535	$36,958	$36,606	$36,077	$165,681	$135,564

Average assets	$14,466,066	$12,206,014	$9,575,896	$9,367,942	$9,567,388	$11,420,144	$9,391,877

Annualized net non-interest expense to average assets	1.39%	1.35%	1.55%	1.58%	1.50%	1.45%	1.44%

Annualized net non-interest expense to average assets (without adjustments)	1.56%	2.64%	1.60%	1.71%	1.56%	1.89%	1.49%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

						Year Ended
						December 31,
	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Non-interest income	$83,678	$61,087	$39,928	$36,612	$39,045	$221,305	$154,394
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	466	460	449	445	457	1,821	1,823
Less net gain (loss) on investment securities	491	(3,246)	(87)	317	(15)	(2,525)	(1)
Less net gain (loss) on sale of other assets	3,476	(7)	(24)	7	(323)	3,452	(323)
Less gain on early extinguishment of debt	—	1,895	—	—	—	1,895	—
Less increase in market value of assets held in trust for deferred compensation	315	(38)	400	152	588	829	1,551
Non-interest income - as adjusted	$79,862	$62,943	$40,088	$36,581	$39,252	$219,475	$154,990

Net interest income	$119,811	$95,612	$68,072	$67,328	$68,263	$350,823	$272,336
Tax equivalent adjustment	6,246	6,087	5,677	5,581	5,655	23,591	22,709
Net interest income on a fully tax equivalent basis	126,057	101,699	73,749	72,909	73,918	374,414	295,045
Plus non-interest income	83,678	61,087	39,928	36,612	39,045	221,305	154,394
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	466	460	449	445	457	1,821	1,823
Less net gain (loss) on investment securities	491	(3,246)	(87)	317	(15)	(2,525)	(1)
Less net gain (loss) on sale of other assets	3,476	(7)	(24)	7	(323)	3,452	(323)
Less gain on early extinguishment of debt	—	1,895	—	—	—	1,895	—
Less increase in market value of assets held in trust for deferred compensation	315	(38)	400	152	588	829	1,551
Total revenue - as adjusted and on a fully tax equivalent basis	$205,919	$164,642	$113,837	$109,490	$113,170	$593,889	$450,035

Total revenue - unadjusted	$203,489	$156,699	$108,000	$103,940	$107,308	$572,128	$426,730

Core non-interest income to revenues ratio	38.78%	38.23%	35.22%	33.41%	34.68%	36.96%	34.44%

Core non-interest income to revenues ratio (without adjustments)	41.12%	38.98%	36.97%	35.22%	36.39%	38.68%	36.18%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	4Q14			4Q13			3Q14
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$604,196	$5,850	3.87%	$1,270	—	—%	$313,695	$2,826	3.60%
Loans (1) (2) (3):
Commercial related credits
Commercial	3,110,016	34,609	4.35	1,167,924	12,080	4.05	2,118,864	23,536	4.35
Commercial loans collateralized by assignment of lease payments	1,642,427	15,280	3.72	1,468,257	14,087	3.84	1,561,484	14,669	3.76
Real estate commercial	2,611,410	30,249	4.53	1,629,270	17,908	4.30	2,108,492	24,213	4.49
Real estate construction	232,679	3,996	6.72	141,041	1,402	3.89	170,017	2,565	5.90
Total commercial related credits	7,596,532	84,134	4.33	4,406,492	45,477	4.04	5,958,857	64,983	4.27
Other loans
Real estate residential	503,211	4,897	3.89	315,303	3,018	3.83	405,589	4,581	4.52
Home equity	256,933	2,711	4.19	271,898	2,925	4.27	251,969	2,549	4.01
Indirect	273,063	3,660	5.32	260,918	3,455	5.25	274,841	3,647	5.26
Consumer loans	75,264	785	4.14	60,054	629	4.16	69,699	774	4.41
Total other loans	1,108,471	12,053	4.31	908,173	10,027	4.38	1,002,098	11,551	4.57
Total loans, excluding purchased credit impaired and covered loans	8,705,003	96,187	4.38	5,314,665	55,504	4.14	6,960,955	76,534	4.36
Purchased credit impaired and covered loans	273,136	5,883	8.55	258,094	3,808	5.85	221,129	4,027	7.23
Total loans	8,978,139	102,070	4.51	5,572,759	59,312	4.22	7,182,084	80,561	4.45
Taxable investment securities	1,649,937	10,651	2.58	1,421,135	7,334	2.06	1,726,352	11,028	2.56
Investment securities exempt from federal income taxes (3)	1,144,497	14,458	5.05	943,298	12,562	5.33	1,087,340	13,908	5.12
Federal funds sold	551	2	0.71	8,251	6	0.28	15,460	14	0.38
Other interest earning deposits	105,446	62	0.23	436,158	270	0.25	341,758	211	0.24
Total interest earning assets	$12,482,766	$133,093	4.23	$8,382,871	$79,484	3.76	$10,666,689	$108,548	4.04
Non-interest earning assets	1,983,300			1,184,517			1,539,325
Total assets	$14,466,066			$9,567,388			$12,206,014
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$4,023,657	$1,600	0.16%	$2,685,343	$861	0.13%	$3,518,314	$1,469	0.17%
Savings accounts	936,960	118	0.05	848,734	137	0.06	906,630	128	0.06
Certificates of deposit	1,563,011	1,537	0.39	1,250,049	1,256	0.40	1,411,407	1,375	0.40
Customer repurchase agreements	241,653	119	0.20	216,504	114	0.21	210,543	102	0.19
Total core funding	6,765,281	3,374	0.20	5,000,630	2,368	0.19	6,046,894	3,074	0.20
Wholesale funding:
Brokered accounts (includes fee expense)	606,166	1,634	1.07	229,635	1,712	2.96	417,346	1,643	1.56
Other borrowings	688,418	2,028	1.15	466,508	1,486	1.25	632,163	2,132	1.32
Total wholesale funding	1,294,584	3,662	1.08	696,143	3,198	1.68	1,049,509	3,775	1.33
Total interest bearing liabilities	$8,059,865	$7,036	0.35	$5,696,773	$5,566	0.39	$7,096,403	$6,849	0.38
Non-interest bearing deposits	4,072,797			2,352,901			3,175,512
Other non-interest bearing liabilities	316,294			201,910			267,915
Stockholders' equity	2,017,110			1,315,804			1,666,184
Total liabilities and stockholders' equity	$14,466,066			$9,567,388			$12,206,014
Net interest income/interest rate spread (4)		$126,057	3.88%		$73,918	3.37%		$101,699	3.66%
Taxable equivalent adjustment		6,246			5,655			6,087
Net interest income, as reported		$119,811			$68,263			$95,612
Net interest margin (5)			3.81%			3.23%			3.56%
Tax equivalent effect			0.20%			0.27%			0.22%
Net interest margin on a fully tax equivalent basis (5)			4.01%			3.50%			3.78%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table presents, for the years indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Year Ended December 31,
	2014			2013
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$231,555	$8,676	3.75%	$2,758	—	—%
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,928,491	$82,369	4.21%	$1,186,705	49,516	4.12%
Commercial loans collateralized by assignment of lease payments	1,540,635	58,961	3.83	1,385,355	53,599	3.87
Real estate commercial	1,995,903	88,802	4.39	1,681,600	78,383	4.59
Real estate construction	169,547	9,113	5.30	129,181	5,116	3.91
Total commercial related credits	5,634,576	239,245	4.19	4,382,841	186,614	4.20
Other loans
Real estate residential	383,117	15,279	3.99	310,644	12,306	3.96
Home equity	256,240	10,650	4.16	283,341	12,184	4.30
Indirect	270,281	14,277	5.28	238,828	13,018	5.45
Consumer loans	68,292	2,960	4.33	65,704	2,459	3.74
Total other loans	977,930	43,166	4.41	898,517	39,967	4.45
Total loans, excluding purchased credit impaired and covered loans	6,612,506	282,411	4.27	5,281,358	226,581	4.29
Purchased credit impaired and covered loans	218,677	14,821	6.78	324,382	17,136	5.28
Total loans	6,831,183	297,232	4.35	5,605,740	243,717	4.35
Taxable investment securities	1,549,954	38,619	2.49	1,393,341	26,084	1.87
Investment securities exempt from federal income taxes (3)	1,034,274	53,524	5.18	933,840	50,098	5.36
Federal funds sold	6,575	25	0.38	4,510	15	0.33
Other interest earning deposits	270,578	663	0.25	283,854	690	0.24
Total interest earning assets	$9,924,119	$398,739	4.02	$8,224,043	$320,604	3.90
Non-interest earning assets	1,496,025			1,167,834
Total assets	$11,420,144			$9,391,877
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$3,291,808	$4,815	0.15%	$2,698,226	$3,483	0.13%
Savings accounts	893,861	453	0.05	839,026	546	0.07
Certificates of deposit	1,336,777	5,210	0.40	1,368,835	6,990	0.52
Customer repurchase agreements	206,861	412	0.20	198,018	426	0.22
Total core funding	5,729,307	10,890	0.19	5,104,105	11,445	0.22
Wholesale funding:
Brokered accounts (includes fee expense)	368,144	6,549	1.78	270,218	8,221	3.04
Other borrowings	448,927	6,886	1.51	289,629	5,893	2.01
Total wholesale funding	817,071	13,435	1.53	559,847	14,114	2.26
Total interest bearing liabilities	$6,546,378	$24,325	0.37	$5,663,952	$25,559	0.45
Non-interest bearing deposits	3,029,464			2,234,537
Other non-interest bearing liabilities	249,702			195,397
Stockholders' equity	1,594,600			1,297,991
Total liabilities and stockholders' equity	$11,420,144			$9,391,877
Net interest income/interest rate spread (4)		$374,414	3.65%		$295,045	3.45%
Taxable equivalent adjustment		23,591			22,709
Net interest income, as reported		$350,823			$272,336
Net interest margin (5)			3.54%			3.31%
Tax equivalent effect			0.23%			0.28%
Net interest margin on a fully tax equivalent basis (5)			3.77%			3.59%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The table below reflects the impact the acquisition accounting loan discount accretion on Taylor Capital loans had on the loan yield and net interest margin on a fully tax equivalent basis for the three months ended December 31, and September 30, 2014 and year ended December 31, 2014:

	Three months ended			Three months ended			Year ended
	December 31, 2014			September 30, 2014			December 31, 2014
	Average Balance	Interest	Yield	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on Taylor Capital loans:
Total loans, as reported	$8,978,139	$102,070	4.51%	$7,182,084	$80,561	4.45%	$6,831,183	$297,232	4.35%
Less acquisition accounting discount accretion on non-PCI loans	(65,975)	10,082		(35,285)	5,797		(25,523)	15,879
Less acquisition accounting discount accretion on PCI loans	(37,534)	833		(18,579)	377		(14,144)	1,210
Total loans, excluding acquisition accounting discount accretion on Taylor Capital loans	$9,081,648	$91,155	3.98%	$7,235,948	$74,387	4.08%	$6,870,850	$280,143	4.08%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on Taylor Capital loans:
Total interest earning assets, as reported	$12,482,766	$126,057	4.01%	$10,666,689	$101,699	3.78%	$9,924,119	$374,414	3.77%
Less acquisition accounting discount accretion on non-PCI loans	(65,975)	10,082		(35,285)	5,797		(25,523)	15,879
Less acquisition accounting discount accretion on PCI loans	(37,534)	833		(18,579)	377		(14,144)	1,210
Total interest earning assets, excluding acquisition accounting discount accretion on Taylor Capital loans	$12,586,275	$115,142	3.63%	$10,720,553	$95,525	3.54%	$9,963,786	$357,325	3.59%

Provision will be recognized on acquired Taylor Capital loans as they renew and will largely offset the positive impact of the loan discount accretion on non-purchase credit impaired loans. During the third and fourth quarters of 2014, a provision of approximately $4.7 million and $7.3 million, respectively, was recorded related to acquired Taylor Capital loans.